EXHIBIT 10.8

SERVICES AGREEMENT

THIS ZAXIS GILBOA SERVICES AGREEMENT (the “Agreement”) is dated as of March 22, 2015, between ZAXIS INTERNATIONAL INC., a Delaware corporation (the “Company”) and Oded Gilboa (the “Provider”). The Company and The provider are sometimes referred to collectively, as the “Parties” and individually, as a “Party.”

WHEREAS, the Company desires to engage the provider to perform the following CFO, Accounting, Book and record keeping duties:

1.	Maintaining books and records and bookkeeping
2.	Preparation of quarterly and annual SEC reports
3.	Maintaining investor agreement and legal agreement,
4.	Payments processing and bank relationships
5.	Responding to auditors inquires
6.	Interfacing with Attorney on all legal and compliance matters
7.	Servicing investors with Share certificates issuance and processing broker.
8.	Attending company meetings and performing special projects as needed

NOW THEREFOR, the Parties agree as follows:

1. Services: The provider agrees perform the above listed services (the “Services”). It is understood and agreed by the Parties that the provider shall devote no more than 128 hours per month, or 4 working days per week in the performance of the Services.

2. Compensation:

2.1	In consideration for Accounting, Book and record keeping services as listed above to be provided by the provider, the Company shall pay Galor Kedma Ltd., an entity controlled by the provider, for the term of the agreement and for the initial two months of service $2,000 (two thousand dollars) per month after initial two months and until end of term (as defined below) USD $3,000 (three thousand dollars) per month.

2.1	In consideration for CFO services to be rendered and performed by the Provider during the term and in consideration of the Provider having entered into this Agreement, the Company shall issue to the Provider 125,000 shares of common stock (the “equity compensation”). Equity compensation will be in restricted shares of common stock of the Company, vesting over 4 quarters from date of this agreement in equal installments, to be issued and registered to the name of Galor Kedma Ltd. No shares will be sold by the Provider that are not vested as per this agreement.

2.1.1	The Provider understands that the Company, a “shell company” as that term is defined in Rule 405 promulgated by the SEC under the Act and further understands and agrees that the certificate(s) evidencing the Share compensation will not be issued to the Provider until the pending reverse split of the Company’s common stock on a one-for-four (1:4) basis (the “Reverse Stock Split”) is cleared by the SEC and is approved by FINRA.

2.1.2	The Provider acknowledges his/its understanding that the issuance of the Equity compensation, with registration under is intended to be exempt from registration under Section 4(2) of the Act and Regulation S or Regulation D, as the case may be, promulgated by the SEC under the Act. In furtherance thereof, the Provider hereby represents and warrants to the Corporation that he/it is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3). The Provider is acquiring the Equity compensation for his/its own account, as principal and not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, either in whole or in part, and no other person has any direct or indirect beneficial interest in such Equity compensation or any portion thereof. The Provider has or will have: (a) the financial ability to bear the economic risk of his/its investment; (b) has adequate means for providing for his/its current needs and contingencies; and (c) has no need for liquidity with respect to his investment in the Corporation. The Provider has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Equity compensation. The Provider has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Corporation and any other information he/it has requested regarding the Corporation.

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2.2.2	The Provider understands that any Equity compensation he/it receives will not be registered under the Act or the securities laws of any state thereof, nor is the Corporation contractually obligated to register the Equity compensation under the Act. As a result, the Provider understands and agrees further that the Equity compensation must be held and may not be transferred until and unless the Equity compensation are registered under the Act and the securities laws of any other jurisdiction or an exemption from registration under the Act and any applicable laws is available. The Provider understands any certificate(s) evidencing the Equity compensation will bear an appropriate restrictive legend reflecting that the Equity compensation have not been registered under the Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the Equity compensation will be placed on the books of the Corporation, the records of the transfer agent for the Corporation’s common stock and all other documents with respect to the Equity compensation.

2.2.3	Notwithstanding the forgoing, the Provider understands that the Corporation plans or may plan to file a registration statement on Form S-1 with the SEC for the purpose of, among other things, registering the Corporation’s securities on behalf of selling shareholders and others (the “Registration Statement”) and, in the event that the Corporation determines to file a Registration Statement, it will register the Provider’s Equity compensation issued or to be issued under this Agreement, subject to the following terms, which shall be applicable to the Provider’s Equity compensation as well as those of the other selling shareholders: (a) one-third (1/3) of the Equity compensation will be available for resale immediately on and after the effective date of the Registration Statement (the “Effective Date”); (b) an additional one-third (1/3) of the Equity compensation will be available for resale on and after a date six (6) months from the Effective Date; and (c) the remaining one-third (1/3) of the Equity compensation will be available for resale on and after a date twelve (12) months from the Effective Date.

2.2.4	The Provider acknowledges and agrees that, in the event that any taxes of any kind whatsoever may be, or become, due under the laws of the United States, the State of Israel or any other jurisdiction (collectively, the “Tax Liabilities”) as a result of the compensation paid or is payable to the Provider under this Agreement, whether in the form of cash, equity otherwise, the Provider shall be solely and totally responsible for any and all Tax Liabilities, none of which shall be the responsibility of the Corporation.

3. Expenses: The Company agrees to reimburse The provider for all reasonable expenses incurred in the performance of the Services under this Agreement, provided that The provider submit on a monthly basis copies of all invoices of such expense disbursements by The provider.

4. Right of Termination:

(a)	This agreement shall be of an initial term of two (2) years starting with January 15, 2015 (the ‘term’). If a party wishes to terminate before end of term such terminating party shall provide notice of the same to the non-terminating party at least 30 days prior to the end of the term. If no such notice is provided, this agreement shall continue in form for additional one year terms until so terminated.

(b)	This Agreement may be terminated by the Company upon happing of any of the following events:

a.	Whenever the company and The provider shall mutually agree to terminate in writing

b.	The company may at any time terminate this agreement by written notice and discharge the provider upon a finding by the Company’s Board of Directors of good cause (as defined below) for such termination, whereupon the company’s obligation to pay all compensation shall cease as of the date for termination.

As used herein, termination for good cause shall mean termination of this agreement by reason of (i) material breach of this Agreement by The provider (ii) intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers, or the Corporation’s policies and procedures; (iii) Executive’s gross negligence in the performance of his material duties under this Agreement; (iv) Executive’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation, that in the reasonable judgment of the Board of Directors materially and adversely affects the Corporation; or (v) provider conviction of a felony or other crime involving moral turpitude. (vi) the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Corporation that is in breach of Executive s fiduciary duties of care, loyalty and good faith to Corporation. All notices will set forth in reasonable detail the facts and circumstances claimed to provide a basis for a finding of good cause allowing to terminate the agreement.

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c.	Should this agreement be terminated for any other reason or should then the provider shall have the right to elect to be terminated for non-cause and in either case, The provider shall be paid all sums due and becoming due for a period of six (6) months from he date of such termination.

The provider may terminate this agreement and the rights and obligations hereunder upon thirty (30) days prior written notice to the other Party.

5. Miscellaneous:

(i) Entire Agreement: This Agreement and the related agreements and exhibits constitute the entire agreement between the Parties hereto with respect to the subject matter hereof;

(ii) Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the Parties hereto;

(iii) Attorney’s Fees and costs: in the event of a dispute arising between the parties hereto, and said dispute becomes the subject of arbitration and/or litigation relating to the rights, duties and obligation arising out of this agreement the prevailing party in such action shall be entitled to recover all applicable costs of said action, including but not limited to, reasonable attorney’s fees.

(iv) Counterparts: This Agreement may be executed in any number of counterparts and by the separate Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument; and

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

The provider	ZAXIS INTERNATIONAL INC.

/s/: Oded Gilboa	/s/: Liron Carmel
Oded Gilboa	Liron Carmel, CEO
Galor Kedma Ltd.

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